EXHIBIT 10.5

AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 7 dated as of July 28, 2006 to SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into among AFC FUNDING CORPORATION, an Indiana corporation (the “Seller”), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (the “Servicer”), FAIRWAY FINANCE COMPANY, LLC (as successor to Fairway Finance Corporation), a Delaware limited liability company (the “Initial Purchaser” and a “Purchaser”), GRESHAM RECEIVABLES (NO. 8) LIMITED (together with the Initial Purchaser, each a “Purchaser”), LLOYDS TSB BANK PLC, as agent for Gresham Receivables (No. 8) Limited, and BMO CAPITAL MARKETS CORP. (formerly known as HARRIS NESBITT CORP.), a Delaware corporation, as agent for Fairway Finance Company, LLC and as the initial agent (the “Agent”).

R E C I T A L S

A.            The Seller, the Servicer, the Initial Purchaser and the Agent are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 15, 2004, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Agreement”).

B.            The Seller, the Servicer, the Purchasers and the Agent desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Certain Defined Terms.  Capitalized terms which are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

2.     Amendments to Agreement.  The Agreement is amended as follows:

2.1           Section 6.5(a) of the Agreement is hereby amended to add “or Related CP Issuer” after “Note Issuer” in each of the two instances it appears in Section 6.5(a).

2.2           The definition of “CP Rate” in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“CP Rate” for any Purchaser for any Yield Period for any Portion of Investment means, to the extent such Purchaser funds such Portion of Investment for such Yield Period by the issuance of Notes, (a) a rate per annum equal to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of such Purchaser (or its Related CP Issuer) having a term equal to such Yield Period and to be issued to fund such Portion of Investment may be sold by any placement agent or commercial paper dealer selected by the applicable Purchaser Agent on behalf of such Purchaser (or its Related CP Issuer), as agreed between each such agent or dealer and the applicable Purchaser Agent and notified by the applicable Purchaser Agent to the Servicer; provided, that if the rate (or rates) as agreed between any such agent or dealer and the applicable Purchaser Agent with regard to any Yield Period for such Portion of Investment is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum; or (b) such other rate set forth in the Joinder Agreement pursuant to which such Purchaser becomes a party to the Agreement.  Notwithstanding anything to the contrary in this definition, to the extent that any Portion of the Investment is funded by issuing Notes denominated in a currency other than United States dollars, the costs of any currency exchange contracts entered into in connection with such issuance of Notes shall be included in the rate determined hereunder and the interest rate (or, if any component of such rate is a discount rate, the rate resulting from converting such discount rate to an interest rate bearing equivalent rate per annum for such component) with respect to such Notes may be calculated with reference to the amounts received and payable by the Purchaser, or Related CP Issuer, under currency exchange contracts entered into in connection with the issuance of such Notes; provided, however, that any such costs shall only be included in the calculation of “CP Rate” to the extent that the issuance of such Notes in a currency other than U.S. dollars would result (as reasonably determined by the applicable Purchaser Agent at the time the applicable Purchaser, or its Related CP Issuer, became obligated under the related currency exchange contracts) in a lower “CP Rate” than would have been obtained through the issuance of such Notes in U.S. dollars.

2.3.          The definition of “Discount” in Exhibit I to the Agreement is hereby amended by adding “(or its Related CP Issuer)” following the phrase “the CP Rate of such Purchaser” in the CPR portion of such definition.

2.4           The definition of “Liquidity Agreement” in Exhibit I to the Agreement is hereby amended to delete the second sentence thereof.

2.5           The definitions of “Note Issuer”, “Notes”, “Program Support Provider” and “Revolving Uninsured Purchase Limit” in Exhibit I to the Agreement are replaced with the following definitions:

“Note Issuer” means Fairway and any other Purchaser which funds its Investment and other investments by issuing short or medium term promissory notes either directly or by means of a Related CP Issuer.

“Notes” (a)  in the case of Fairway, means the short-term promissory notes issued or to be issued by Fairway to fund its investments in accounts receivable or other financial assets, (b) in the case of Gresham Receivables (No. 8) Limited, means the short-term promissory notes issued by its Related CP Issuer to indirectly fund

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investments of Gresham Receivables (No. 8) Limited,  and (c) in the case of any other Purchaser, has the meaning set forth in the applicable Joinder Agreement.

“Program Support Provider” as to any Note Issuer (and/or Related CP Issuers) means and includes any Liquidity Bank and any other or additional Person (other than any customer of a Purchaser (and/or Related CP Issuers)) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Purchaser (and/or Related CP Issuers) or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with any Note Issuer’s (and/or Related CP Issuer’s) securitization program.

“Revolving Uninsured Purchase Limit” means, at any time, the sum of the Maximum Uninsured Commitments of all Revolving Purchasers at such time; provided, however, that in no event shall the sum of the Revolving Insured Purchase Limit and the Revolving Uninsured Purchase Limit exceed the amount that when multiplied by 102% results in a product equal to the aggregate commitments of all of the Liquidity Banks under all of the Liquidity Agreements.

2.6           The definition of “Related CP Issuer” is hereby added to Exhibit I of the Agreement as follows:

“Related CP Issuer” shall mean, with respect to Gresham Receivables (No. 8) Limited, any commercial paper conduit approved by the Servicer which advances funds to Gresham Receivables (No. 8) Limited for the purpose of funding or maintaining its interest in the Investment, together with their successors and permitted assigns.

2.7           Notwithstanding (i) the definition of “Revolving Share” or Section 1.2(b) of the Agreement and (ii) the definition of “Revolving Purchase Percentage” and Sections 1.4(f) and 1.4(h) of the Agreement, the parties hereto acknowledge and agree that the Investment of Gresham Receivables (No. 8) Limited shall remain at an amount equal to the lesser of (a) its Maximum Uninsured Commitment and (b) the Investment of Fairway Finance Company, LLC.  Each Yield Period of the Portion of Investment funded by Gresham Receivables (No. 8) Limited shall be one calendar month in duration prior to the occurrence of the Termination Date.

2.8           Section 1.8 of the Agreement is hereby amended to add the phrase “, any Related CP Issuer” after the phrase “any Liquidity Bank” in the first sentence of such Section 1.8.

2.9           Section 3.1 of the  Agreement is hereby amended to add the phrase “, the Related CP Issuers” after the phrase “the Purchasers” in the first sentence of such Section 3.1.

2.10         Notwithstanding Section 6.1 of the  Agreement, each of the parties hereto acknowledges and agrees that the consent of each Purchaser shall be required for (a) any waiver granted under the Transaction Documents (including, without limitation, any

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waiver of a Termination Event or under clause (q) of Exhibit IV to the  Agreement), (b) the amendments specified in clause (vii) of the proviso in Section 6.1, (c) the addition of any Term Purchaser or increase in the commitment or investment limit of any Term Purchaser, (d) the appointment of any Successor Agent under Section 5.9 of the  Agreement and (e) any waiver, amendment or modification of the Transaction Documents (including the Agreement) which relates to or affects Section 2.7 of this Amendment.  In addition, the Agent agrees to provide each Purchaser a copy of each amendment or waiver executed in connection with the  Agreement.

2.11         The definitions of “Limited Purchaser Termination Date” and “Purchaser Termination Date” in Exhibit I of the Receivables Purchase Agreement are hereby replaced with the following definitions:

“Limited Purchaser Termination Date” means, with respect to any Purchaser with respect to which one or more of the Program Support Providers under such Purchaser’s related Program Support Agreements declines to renew their commitments under the Program Support Agreement to which such Program Support Provider is a party, the termination date of the commitment of such non-renewing Program Support Provider(s).

“Purchaser Termination Date” means, as to any Purchaser, the earliest of (a) the date that the commitments of 50% or more (by commitment size of all of the Program Support Providers of Fairway under all of its Program Support Agreements related to this facility) of Fairway’s related Program Support Providers terminate (for the avoidance of doubt the occurrence of a Purchaser Termination Date under this clause (a) shall constitute a Purchaser Termination Date for all Purchasers), (b) the Termination Date or (c) in the case of any Term Purchaser, the first date on which the aggregate Investment for all Term Purchasers exceeds 40% of the aggregate Investment.

2.12         The Maximum Uninsured Commitment of (i) Gresham Receivables (No. 8) Limited hereunder is $50,000,000 and (ii) Fairway Finance Company, LLC is $500,000,000.

3.     Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Agent and the Purchaser as follows:

(a)           Representations and Warranties.  The representations and warranties of such Person contained in Exhibit III and Exhibit VII to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(b)           Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part.  This Amendment and the

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Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

(c)           Termination Event.  No Termination Event or Unmatured Termination Event has occurred and is continuing.

4.     Effectiveness.  This Amendment shall become effective August 1, 2006 following receipt by the Agent of each of the counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.

5.     Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6.     Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.     Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Indiana without reference to conflict of laws principles.

8.     Section Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AFC FUNDING CORPORATION

By: /s/ James E. Money II
Name: James E. Money II Title: Assistant Treasurer

AUTOMOTIVE FINANCE CORPORATION

By: /s/ Jack R. Cohen Name: Jack R. Cohen Title: Secretary & VP of Legal & Collections

FAIRWAY FINANCE COMPANY, LLC

By: /s/ Philip Martone Name: Philip A. Martone Title: Vice President

BMO CAPITAL MARKETS CORP., as Purchaser Agent for Fairway Finance Company, LLC and as Agent

By: /s/ John Pappano Name: John Pappano Title: Managing Director

GRESHAM RECEIVABLES (NO. 8) LIMITED

By: /s/ S.M. Hollywood Name: S.M. Hollywood Title: Director

LLOYDS TSB BANK PLC, as Purchaser Agent for Gresham Receivables (No. 8) Limited

By: /s/ James Hart Name: James Hart Title: Assistant Director

Consented to: BANK OF MONTREAL

By: /s/ Amy K. Dumser Name: Amy K. Dumser Title: Director

LLOYDS TSB BANK PLC

By: /s/ Peter Hart Name: Peter Hart Title: Vice President, Structured Finance

By: /s/ Daniela Chun Name: Daniela Chun Title: Assistant Vice President, Structured Finance